UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2009

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

(419) 248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Owens Corning will hold its Investor Day on October 1, 2009 beginning at 8:30 a.m. Eastern time. You may access the webcast and view the presentation slides through our website at www.owenscorning.com/investors.

As will be discussed at Investor Day, Owens Corning is raising its free cash flow guidance for the full year 2009 to $250 million, from prior guidance of more than $200 million. Free cash flow for the period is calculated as the change in total debt less cash on hand from the beginning of the period to the end of the period. This calculation includes adjustments to exclude the cash impact of issuing new stock, repurchasing treasury stock and paying stockholder dividends.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: October 01, 2009	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary